                                                                   Exhibit 10.10
                                    SUBLEASE

     THIS SUBLEASE (this "Sublease") made as of this 10th day of June, 2002, by and between MCKESSON INFORMATION SOLUTIONS INC., a Delaware corporation, successor-interest-to HPR Inc., formerly known as Health Payment Review, Inc. ("Sublandlord"), and LIONBRIDGE TECHNOLOGIES, INC., a Delaware corporation ("Subtenant").

                                   WITNESSETH:

     WHEREAS, Health Payment Review, Inc. ("HPR") was the original tenant under that certain Lease, dated as of June 2, 1995, between Riverview Building Combined Limited Partnership, a Massachusetts Limited Partnership ("Riverview"), as landlord, and HPR, as tenant, as amended by Amendment #1 to Lease, dated as of May 16, 1996 between Riverview and HPR, and Second Amendment, dated as of April 10, 1997 between Beacon Properties, L.P. ("Beacon"), as successor-in-interest to Riverview and HPR (the lease and all of the aforementioned amendments being collectively referred to as the "Master Lease");

     WHEREAS, pursuant to the Master Lease HPR leased office space consisting of approximately 48,069 square feet on the 3rd, 5th and 6th Floors and the mezzanine level between the 5th and 6th Floors (the "Master Lease Premises") of the building (the "Building") located at 245 First Street, Cambridge, Massachusetts;

     WHEREAS, HPR assigned its interest under the Original Master Lease to Sublandlord;

     WHEREAS, as a result of mergers between Beacon and Beacon Properties Corporation into EOP Operating Limited Partnership and Equity Office Properties Trust, ownership of the Building is held by EOP-Riverview/245 First Street, L.L.C., a Delaware limited liability company ("Landlord");

     WHEREAS, Subtenant desires to sublease from Sublandlord that portion of the Master Lease Premises consisting of the 6th Floor of the Building (which is agreed to contain 9,422 square feet) and the IDF/phone closet on the mezzanine level between the 5th and 6th Floors of the Building (the "Premises"); and Sublandlord has agreed to sublease the Premises to Subtenant on the terms, covenants and conditions set forth in this Sublease; and

     WHEREAS, Subtenant also desires to lease certain items of furniture which are currently located in the Premises on the terms, covenants and conditions stated in this Sublease. Unless otherwise specified herein, either expressly or by context, the term Premises shall include the Furniture (as defined below).

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     NOW, THEREFORE, in consideration of the mutual covenants contained in this
Sublease, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

1. SUBLEASE. Sublandlord subleases to Subtenant and Subtenant subleases from Sublandlord the Premises, including the furniture (the "Furniture") listed in Exhibit A attached hereto and made a part hereof, subject to the terms, covenants, and conditions contained in this Sublease.

2. SUBLEASED PREMISES.

     (a) The Premises shall consist 9,422 rentable square feet on the 6th Floor of the Building and the IDF/phone closet on the mezzanine level between the 5th and 6th Floors of the Building.
     (b) The Premises shall also include the Furniture. Prior to the Commencement Date Sublandlord shall remove all file cabinets, bookcases and furniture other than the Furniture from the Premises. Prior to the Commencement Date Subtenant may swap panels on furniture which is located on the 4th Floor for panels on the Furniture. Subtenant agrees to install panels which are removed from the Furniture on the furniture which is located on the 4th Floor from which panels were removed.

3. TERM. The term (the "Term") of this Sublease shall commence as of July 1, 2002 (the "Commencement Date") and shall expire on August 24, 2003.

4. RENT. Subtenant shall pay basic annual rent ("Base Rent") in the amount of One Hundred Sixty Nine Thousand Five Hundred Ninety Six Dollars ($169,596.00) to Sublandlord in monthly installments of Fourteen Thousand One Hundred Thirty Three Dollars ($14,133.00) in advance without offset or deduction on the first day of each month during the Term of this Sublease. Notwithstanding the preceding sentence, Subtenant shall not be required to pay Base Rent for the 2-week period commencing on the Commencement Date and ending on July 14, 2002.

     In addition to Base Rent Subtenant shall pay to Sublandlord any electricity costs for the Premises and after hours HVAC charges that are billed by Master Landlord as a pass through. The cost of electricity to the Premises and any other charges and expenses payable hereunder other than Base Rent are collectively referred to herein as "Additional Rent".

     Concurrently with its execution and delivery of this Sublease, Subtenant shall pay Sublandlord the sum of Twenty One Thousand Eight Hundred Eighty-Three and thirty-five hundredths Dollars ($21,883.35) which is the Base Rent for the period from July 15, 2002 through July 31, 2002 plus the Security Deposit (as defined below).

     Rent payments for any partial month shall be prorated. Rent shall be paid to Sublandlord at its offices at One Post Street, 32nd Floor, San Francisco, California 94104, Attention: McKesson Real Estate, unless and until Sublandlord shall designate in writing a different or further address at which Rent (as defined below) shall be payable.

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5. CONDITION OF PREMISES. Subtenant acknowledges that Sublandlord has made no representations as to the condition of the Premises and that Subtenant has inspected the Premises and is fully familiar with the physical condition thereof. Sublandlord shall have no obligation to construct any tenant improvements for the Premises, and Subtenant shall accept the Premises in "as is" condition without any obligation of Sublandlord to repaint, remodel, repair, improve or alter the Premises or to provide Subtenant any allowance therefor.

     Subtenant acknowledges that in the event that a subtenant is found for the adjacent floor (5th Floor) which comprises a portion of the Master Lease Premises, the internal stairwell connecting the 5th Floor and the 6th Floor of the Master Lease Premises will be sealed and secured at the expense of Sublandlord.

6. USE. Subtenant agrees to use the Premises only in accordance with the provisions of the Master Lease and to use the items of Furniture for their normally intended office uses in the Premises.

7. MASTER LEASE. This Sublease is subject to all the terms, covenants and conditions of the Master Lease, which is attached hereto and incorporated herein as Exhibit B.

     All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublandlord were the landlord thereunder and Subtenant were the tenant thereunder. Subtenant covenants and agrees with Sublandlord to do and perform the covenants and agreements required of Sublandlord in the Master Lease except as modified by the terms and conditions of this Sublease as fully as if it were named the tenant therein.
     (a) Notwithstanding the foregoing, the following provisions of the Master Lease will not apply to the Sublease if set forth below, or will apply as modified by the parentheticals following the paragraph reference: Basic Lease Provisions (Numbers (a), (b), (c), (e), (f), (g), (h), (i), (k), (l),
     (m), (n), and (o) shall be deleted); Sections 3, 4, 5, 6, 7, 13.3 (to the extent not applicable to the acts or omissions of Subtenant), 14.2 (Sublandlord to make available Garage Parking Permits for thirteen (13) automobiles at Subtenant's expense), 23.3 and 23.17, Exhibit "A" (as to the 5th Floor), Exhibit A-2, Exhibit B, Exhibit C, Addendum #1, Addendum #2, Amendment #1 to Lease, Second Amendment to Lease.
     (b) Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease.
     (c) Subtenant shall undertake and perform each and every covenant, undertaking, obligation or action required (except for payment of Base Rent which shall be in accordance with the terms stated in this Sublease and those deleted sections of the Master Lease referenced in Section 7(a) above) of Sublandlord under the terms of the Master Lease. In such regard, Subtenant agrees to assume as to the Premises all maintenance and repair obligations of Sublandlord under the Master Lease. Subtenant agrees to do nothing inconsistent with Sublandlord's obligations under the Master Lease. It is further agreed that if Subtenant is in default of provisions of the Master Lease,

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     Sublandlord shall have all the rights of Landlord under the Master Lease, including the right to terminate this Sublease, and may, but need not, cure said default specifically on behalf of the Subtenant, in which case, all reasonable costs, damages and expenses incurred by Sublandlord in connection therewith shall be paid to Sublandlord by Subtenant immediately upon demand as Additional Rent hereunder.
     (d) Notwithstanding anything herein contained, the only services or rights to which Subtenant is entitled hereunder are those to which Sublandlord is entitled under the Master Lease; and for all such services and rights Subtenant will look to the Landlord under the Master Lease. Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform any of the obligations required of Landlord by the terms of the Master Lease. Therefore, despite anything to the contrary in this Sublease, Subtenant agrees that performance by Sublandlord of its obligations under this Sublease is conditioned on performance by the Landlord of its corresponding obligations under the Master Lease, and Sublandlord will not be liable to Subtenant for any default of Landlord under the Master Lease. If Landlord fails to perform its obligations under the Master Lease, Sublandlord agrees to use commercially reasonable efforts to obtain that performance on behalf of Subtenant. Such commercially reasonable efforts shall include efforts to contact (in person, by telephone and/or in writing) and negotiate with Landlord, but shall not include instituting litigation or any other proceedings.
     (e) Provided that there exists no Event of Default by Sublandlord under the Master Lease, Subtenant will not have any claim against Sublandlord based on the Master Landlord's failure or refusal to comply with any of the provisions of the Master Lease unless that failure or refusal is a result of Sublandlord's act or failure to act. Despite the Master Landlord's failure or refusal to comply with any of those provisions of the Master Lease, this Sublease will remain in full force and effect and Subtenant will pay the Base Rent and Additional Rent and all other charges provided for in this Sublease without any abatement, deduction or setoff unless Master Landlord's failure or refusal to comply is due to Sublandord's breach of its obligation to pay rent under the Master Lease.
     (f) By entering into this Sublease Sublandlord and Subtenant agree that if Subtenant breaches an obligation under this Sublease which would also constitute a default by Sublandlord under the Master Lease if not cured within the applicable grace period, then Landlord shall have all rights and remedies against Subtenant that it also has against Sublandlord for such a default. Subtenant shall have no rights or claims against Landlord and shall not have the right to enforce against Landlord any of Sublandlord's rights and remedies under the Lease.

8. SECURITY DEPOSIT. Simultaneously with the execution and delivery of this Sublease, Subtenant shall deposit with Sublandlord the amount of Fourteen Thousand One Hundred Thirty Three Dollars ($14,133.00) in cash (the "Security Deposit") as security for performance by

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Subtenant of the covenants and obligations hereunder. The Security Deposit shall be held by Sublandlord without interest; no trust relationship shall be deemed created thereby; and the Security Deposit may be commingled with other assets of Sublandlord. If Subtenant defaults in the performance of any of its covenants hereunder, Sublandlord may, upon notice to Subtenant, apply the whole or any part of the Security Deposit, to the extent required for the payment of Base Rent, Additional Rent or other sums due from Subtenant hereunder, in addition to any other remedies available to Sublandlord. In the event Sublandlord shall so apply the Security Deposit, Subtenant shall, upon demand, immediately deposit with Sublandlord a sum equal to the amount so applied. Subtenant's failure to do so shall constitute a default under this Sublease. If Subtenant fully and faithfully complies with all the covenants hereunder, the Security Deposit (or the balance thereof) shall be returned to Subtenant within thirty (30) days after the last to occur of (i) the date the Term expires or terminates, (ii) surrender of possession of the Premises and (iii) Sublandlord's inspection of the Premises and determination that all obligations of Subtenant under this Sublease have been fully satisfied.

9. ELECTRICITY AND HVAC CHARGES. Subtenant shall pay for all electricity consumed by it in the Premises, such payments to be made directly to the utility company if the utility is metered separately to the Premises. If not separately metered, then Subtenant shall pay to Sublandlord on account of utilities Subtenant's share of payments made by Sublandlord to the suppliers of the same, or such greater percentage as Sublandlord reasonably determines to be appropriate if Subtenant uses a greater pro-rata quantity of electricity than Sublandlord and any other occupant of the Master Lease Premises. Subtenant agrees to pay all after-hours HVAC charges payable with respect to the Premises pursuant to Section 10.1(b) of the Master Lease.

     Sublandlord shall not in any way be liable or responsible to Subtenant for any loss, damage or expense which Subtenant may sustain or incur if, during the Term of this Sublease, either the quantity or the character of the utilities servicing the Premises is changed or is no longer available or suitable for Subtenant's requirements due to a fact or cause beyond Sublandlord's control. Subtenant, at its expense, shall purchase and install all lamps, tubes, bulbs, starters and ballasts on the Premises.

10. INSURANCE. Subtenant shall obtain and keep in full force and effect during the Term, at its sole cost and expense, all of the insurance coverage required to be obtained by Sublandlord under the Master Lease modified, as follows: (i) Subtenant shall maintain worker's compensation insurance on its employees as required by statute, (ii) deductibles under any insurance required to be maintained by Subtenant hereunder shall in no event exceed $25,000, and (iii) Sublandlord and Landlord shall be named an additional insured under any insurance maintained hereunder by Subtenant, except for worker's compensation insurance. Said insurance is to be written in a form reasonably satisfactory to Sublandlord by good and solvent insurance companies of recognized standing, admitted to do business in the Commonwealth of Massachusetts which companies shall be reasonably satisfactory to Sublandlord. Subtenant shall pay all premiums and charges for

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such insurance. Subtenant shall promptly notify Sublandlord, Landlord and any other party entitled to notice under the Master Lease of any modification or cancellation of such policies to the extent such modification or cancellation will materially adversely affect such parties, and represents that it will not take any action to modify or cancel such policies in a manner that would materially adversely affect such parties. Certificates of insurance shall be delivered to Sublandlord on or prior to the Commencement Date, together with any replacements or endorsements thereto. If Subtenant fails to obtain any insurance required hereunder, Sublandlord may obtain such insurance and the premium therefor shall be payable on demand as Additional Rent. Notwithstanding anything to the contrary contained in the Master Lease or this Sublease, Sublandlord shall have no liability with respect to Subtenant's property or any loss thereof or damage thereto arising from any cause whatsoever, and Subtenant shall obtain adequate insurance against same.

     Subtenant shall be responsible, at its sole cost, for insuring the Furniture and for naming Sublandlord as loss payee under the policy providing such coverage.

11.  ASSIGNMENT OR SUBLETTING.

     Any activity with respect to this Sublease which could be construed to be covered by the "Assignment and Subletting" provisions of Section 17 of the Master Lease (as modified by this Sublease) shall be subject to the consent of Sublandlord in addition to the consent of Landlord, as set forth in Section 17 of the Master Lease and shall be subject Landlord's rights pursuant to Section
17.5 of the Master Lease to receive fifty percent (50%) of the amount by which Base Rent and all other consideration paid or payable hereunder exceeds Base Rent (allocable to the Premises) payable under the Master Lease for the Term of this Sublease.

     Subtenant shall not assign this Sublease or further sublet the Premises (or any portion thereof) to any party other than a wholly-owned subsidiary of Subtenant without the prior written consent of Sublandlord, which consent may be withheld in Sublandlord's sole and absolute discretion.

     Notwithstanding any further sublease of the Premises (or any part thereof) by Subtenant or assignment of this Sublease, Subtenant shall at all times remain liable for the payment of Rent and any other charges payable by Subtenant pursuant to this Sublease and for compliance with all of Subtenant's other obligations under this Sublease. For purposes of this Sublease, any change or transfer of more than fifty percent (50%) of the voting stock of Subtenant or transfer of substantially all of the assets of Subtenant shall be considered an assignment requiring Sublandlord's prior written consent. Any other change or transfer of more than fifty percent (50%) of the voting stock of Subtenant or transfer of substantially all of the assets of Subtenant shall be considered an assignment requiring Sublandlord's prior written consent.

12. EXPIRATION. This Sublease shall automatically terminate upon any termination or expiration of the Master Lease in accordance with the terms thereof prior to the expiration date of this Sublease, or any renewal thereof.

13. DAMAGE TO PROPERTY; INJURY TO PERSONS. All personal property of any kind or description shall be on the Premises at Subtenant' sole risk, and Sublandlord shall not be liable for any injury or damage which may be sustained to person or property by Subtenant or any other person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defect of the pipes, wiring, appliances, plumbing or lighting fixtures, or from the condition of the

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Premises, or from any source or cause whatsoever, except to the extent said damage or injury shall be caused by or be due to the gross negligence or willful misconduct of Sublandlord, its agents, servants, contractors or employees, nor shall Sublandlord be liable for any defect in the Premises, latent or otherwise.

14. INSURANCE AND CONDEMNATION PROCEEDS. Despite anything contained in the Master Lease to the contrary, as between Sublandlord and Subtenant only, in the event of damage to or condemnation of the Subleased Premises, all insurance proceeds or condemnation awards received by Sublandlord pursuant to the Master Lease (except for Subtenant's personal property) will be deemed to be the property of Sublandlord, and Sublandlord will have no obligation to rebuild or restore the Premises. Subtenant shall comply with the provisions of Section 12 of the Master Lease and, where additional insureds are required to be named on any policies required of Subtenant, Subtenant shall name as additional insureds all of the parties specified in Section 12 of the Master Lease and also name Sublandlord.

15. LATE CHARGES. Subtenant hereby acknowledges that the late payment by Subtenant to Sublandlord of Base Rent, Additional Rent and other sums due hereunder will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Sublandlord by the terms of the Master Lease. Accordingly, if any installment of Base Rent, Additional Rent or other sum due from Subtenant shall not be received by Sublandlord or Sublandlord's designee within ten (10) days after the date on which such amount was due, then, without any requirement for notice to Subtenant, Subtenant shall pay to Sublandlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Sublandlord will incur by reason of late payment by Subtenant. Acceptance of such late charge by Sublandlord shall in no event constitute a waiver of Subtenant's default or breach with respect to such overdue amount, nor prevent Sublandlord from exercising any of the other rights and remedies granted hereunder.

16. INSPECTION. Sublandlord shall have the right but shall not be obligated to enter the Premises at all reasonable hours for the purpose of examining the same or, at Subtenant's expense, for making any repairs, alterations or additions which Sublandlord shall deem necessary or advisable for the safety or preservation of the Premises if Subtenant fails to do so within a reasonable time after written notice from Sublandlord. Sublandlord shall have the right to enter at any time in the case of an emergency.

17. INDEMNIFICATION. Subtenant shall defend, indemnify and save harmless Sublandlord and its agents and employees against and from all liabilities, obligations, damages, penalties, suits, actions, demands, fines, losses, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon or incurred

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by or asserted against Sublandlord and/or its agents by reason of (i) any work or thing done in, on or about the Premises by Subtenant, its agents, contractors, subcontractors, employees, licensees or invitees; (ii) any accident or injury to any person (including death resulting therefrom), or damage to property occurring in, on or about the Premises or any part thereof during Subtenant's occupancy of the Premises, or any accident or injury to any person (including death resulting therefrom) or damage to property occurring outside the Premises, but in the Building or the Project (as defined in the Master Lease) where such accident, injury or damage results, or is claimed to have resulted from an act or omission on the part of Subtenant or Subtenant's employees, licensees, invitees or contractors; (iii) any failure on the part of Subtenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Sublease on its part to be performed or complied with (except if and to the extent caused directly by Sublandlord's negligence or willful misconduct in breach of this Sublease); (iv) any failure of, or delay by, Subtenant in surrendering the Premises in accordance with the provisions of this Sublease, including, without limitation, any claims made by Landlord or any succeeding tenant, arising out of, or in connection with, such failure or delay; (v) any act or omission of Subtenant, its agents, officers, directors, contractors, employees, invitees or licensees, or conduct of Subtenant's business in, or use, occupancy and management of, the Premises. The provisions of this Section 17 shall survive the expiration or earlier termination of the term of this Sublease.

     Further, Subtenant agrees to protect, defend, indemnify, and hold Sublandlord harmless from and against any and all liabilities, claims, expenses, losses and damages (including reasonable attorneys' fees and costs), that may at any time be asserted against Sublandlord by Landlord for the failure of Subtenant to perform any of the covenants, agreements, terms, provisions, or conditions contained in this Sublease or the Master Lease that Subtenant is obligated to perform.

18. PARKING. Subject to Subtenant complying with Section 14.2 of the Master Lease, Sublandlord will make available to Subtenant Garage Parking Permits for seven (7) automobiles. Subtenant shall pay all charges for such Garage Parking Permits. The obligation of Sublandlord to provide such Garage Parking Permits is expressly subject to receipt of such Garage Parking Permits from Landlord in accordance with the terms and provisions of the Master Lease. Without limitation, Subtenant shall pay all parking charges assessed with respect to each of the Garage Parking Permits received by Subtenant on a monthly basis as Additional Rent in accordance with the terms of Section 14.2 of the Master Lease. The use of the garage and Garage Parking Permits by Subtenant shall be subject to and in accordance with all of the terms, conditions and restrictions set forth in the Master Lease, including, without limitation, the provision of
Section 14.2 thereof.

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19. PUBLICITY. Sublandlord and Subtenant expressly agree that there shall be no press release or other publicity originated by the parties hereto or any representative thereof concerning the Sublease without the prior written consent of both parties.

20. HOLDING OVER. Any holding over by Subtenant at the expiration of the Term of this Sublease shall be treated as a tenancy at sufferance at two hundred percent (200%) of the Base Rent, Additional Rent and all other charges herein and shall otherwise be on the terms and conditions set forth in this Sublease to the extent applicable.

21. FINANCIAL STATEMENTS. Sublandlord understands that Subtenant's quarterly and annual financial statements are filed with the U.S. Securities and Exchange Commission ("SEC") and are publicly available on the SEC's website, www.sec.gov.

22. GOVERNING LAW. This Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

23. WAIVER. Waiver by either party of any breach of any term, covenant or condition contained herein shall not be deemed a waiver of any such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

24. NOTICES. All notices given or required to be given hereunder shall be deemed given if in writing and hand delivered or sent by certified mail, postage prepaid, return receipt request or nationally-recognized overnight courier addressed to:

                                  SUBLANDLORD:
                                  McKesson Information Solutions Inc.
                                  c/o McKesson Corporation
                                  One Post Street, 32nd Floor
                                  San Francisco, CA 94104
                                  Attention:  McKesson Real Estate

              with copies to:
                                  Trammell Crow Company
                                  Attn.:  McKesson Lease Administration
                                  1687 114th Street, S.E.
                                  Suite 250
                                  Bellevue, WA 98004

                                  SUBTENANT:
                                  Lionbridge Technologies, Inc.
                                  950 Winter Street, Suite 2410
                                  Waltham, MA 02451
                                  Attention: Chief Financial Officer
                                  With a copy to: General Counsel

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as the case may be, unless and until such party shall designate a different or further address to which subsequent notices shall be sent. Such notice shall be deemed given upon receipt or upon refusal of delivery.

25. SUCCESSORS AND ASSIGNS. This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns.

26. ENTIRE AGREEMENT. This Sublease and the Master Lease constitute the entire understanding between the parties hereto with reference to the subletting of the Premises referred to herein and supersede all previous oral or written agreements between the parties on such subject matter. This Sublease may be amended only by a written instrument signed by the other party, which instrument makes a specific reference to this Sublease.

27. ATTORNEYS FEES. If any legal action is taken to enforce the terms of this Sublease by Sublandlord or Subtenant, the prevailing party shall be entitled to recover reasonable attorneys fees and other costs and expenses incurred in connection with that legal action.

28. CAPITALIZED TERMS. All terms spelled with initial capital letters in this Sublease that are not expressly defined in this Sublease will have the respective meanings given such terms in the Master Lease.

29. SURRENDER/RESTORATION. Upon expiration or termination of this Sublease, Subtenant shall quit and surrender the Premises in the condition existing on the Commencement Date, ordinary wear and tear and damage caused by fire or other casualty excluded. Upon expiration or termination of this Sublease Sublandlord shall be entitled to remove the Furniture (which shall remain the property of Sublandlord) from the Premises.

30. BROKERS. Sublandlord shall pay a commission to Trammell Crow Company, which represents Sublandlord and which shall pay Insignia/ESG, which represents Subtenant, a procuring broker's commission pursuant to a separate agreement. Except as provided in the preceding sentence, each party to this Sublease represents and warrants to the other that the warranting party has incurred and will incur no obligation, by reason of this Sublease or the transaction contemplated hereby, for any real estate brokerage commission or finder's fee for which the other party would be liable. Each party shall, and hereby agrees to, defend, indemnify and hold the other party harmless from and against any and all claims, liabilities, damages and costs, without limitation, reasonable attorneys fees and costs, arising out of a breach of that party's representations and warranties set forth in this section.

31. SUBTENANT'S EARLY OCCUPANCY. Subtenant shall be allowed to take occupancy of the Premises on June 24, 2002 or any date thereafter prior to the Commencement Date in order to prepare the Premises for its occupancy. During such early occupancy Subtenant shall comply with all terms and conditions of this Sublease and applicable portions of the Master Lease other than the obligation to pay Base Rent which shall not commence until the Commencement Date. Neither the failure of the Premises to be ready for early occupancy as of June 24, 2002 or the failure

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of Subtenant to occupy the Premises as of June 24, 2002 shall extend the Term or affect the Commencement Date.

32. LANDLORD'S APPROVAL CONTINGENCY. This Sublease is subject to and shall be effective upon the written consent of Landlord. If such consent is not received, or given, then this Sublease shall become null and void, with no further obligations due on the part of either party. If Landlord's Consent is not obtained by June 24, 2002, then either party can terminate this Sublease upon notice to the other. In the event that Subtenant has already taken possession of the Premises and the Landlord has not consented to this Sublease, Subtenant shall vacate the Premises immediately and restore it to its original condition, normal wear and tear excepted.

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     IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed the day and year first above written.

     SUBLANDLORD:

     MCKESSON INFORMATION SOLUTIONS INC.,
     a Delaware corporation


     By:
         ------------------------------
     Its:
          -----------------------------


     SUBTENANT:

     LIONBRIDGE, INC.
     a Delaware corporation


     By:
         ------------------------------
     Its:
          -----------------------------

EXHIBIT A
Inventory of Furniture

36 Workstations

70 Chairs

8 Desks

5 Round Tables

5 Credenzas

EXHIBIT B
                                  Master Lease

CONSENT OF LANDLORD

EOP-RIVERVIEW/245 FIRST STREET, L.L.C., a Delaware limited liability company ("Landlord"), as landlord under that certain Lease, dated as of June 2, 1995, as amended by Amendment #1 to Lease, dated as of May 16, 1996, and Second Amendment, dated as of April 10, 1997 (as amended, the "Master Lease"), hereby consents to this Sublease and to the terms of this Sublease. The consent to this Sublease by Landlord shall not constitute a consent to any subsequent subletting or assignment.

                    LANDLORD
                    EOP-RIVERVIEW/245 FIRST STREET, L.L.C.,
                    a Delaware limited liability company


                         By: Equity Office Properties Trust,
                             a Maryland real estate investment trust
                             Its Managing General Partner


                             By:
                                  ----------------------------------------------
                             Its:
                                  ----------------------------------------------